Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint CHARLES W. BURSON, SONYA M. DAVIS or MICHAEL L. DECAMP, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and resubstitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of additional securities of the Company to be issued under the Monsanto Company Long-Term Incentive Plan, including the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, as approved by the Board of Directors of the Company, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 25th of April 2003.

/s/ Frank V. AtLee III (Frank V. AtLee III)	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer

(Gwendolyn S. King)	Director

/s/ Sharon R. Long (Sharon R. Long)	Director

/s/ C. Steven McMillan (C. Steven McMillan)	Director

/s/ William U. Parfet (William U. Parfet)	Director

/s/ George H. Poste (George H. Poste)	Director

/s/ Robert J. Stevens (Robert J. Stevens)	Director

/s/ Terrell K. Crews (Terrell K. Crews)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard B. Clark (Richard B. Clark)	Vice President and Controller (Principal Accounting Officer)